EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC. REPORTS
20th CONSECUTIVE RECORD QUARTER; AND
INCREASES 2007 EARNINGS PER SHARE ESTIMATE

          Rockford, Michigan, July 11, 2007 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings per share for the second quarter of 2007, and increased its full-year 2007 earnings per share estimate.

          Second quarter 2007 revenue totaled $250.3 million, a 5.0 percent increase over second quarter 2006 revenue of $238.5 million. Earnings per share for the second quarter of 2007 were $0.28 compared to the $0.25 reported for the second quarter of 2006, an increase of 12.0 percent.

          For the first half of 2007, revenue reached $531.4 million, a 6.0 percent gain over the $501.3 million reported for the first half of 2006. Earnings per share for the first half of 2007 grew to $0.67 per share, up 13.6 percent from $0.59 per share for the same period of 2006.

          Blake W. Krueger, the Company's CEO and President commented, "We are pleased to report another record quarter for the Company, achieving our 20th consecutive quarter of both record revenue and earnings per share. Our strong performance in the quarter was broad-based across our branded footwear groups, with the Merrell brand leading the way with strong double-digit gains in both revenue and earnings. Both the Heritage Brands Group and Hush Puppies business also realized solid revenue and earnings gains in the quarter. Planned decreases in the military contract and private label businesses offset other revenue gains in the Wolverine Footwear Group during the quarter.

          "We are encouraged by the Company's record performance in the first half of 2007. Our business model of operating multiple brands across diverse global markets and distribution channels continues to exceed expectations. Our innovative product offerings remain in demand and are being embraced by the global consumer."

- more -

2Q 2007	page 2

          According to Stephen L. Gulis Jr., the Company's CFO, "Second quarter 2007 gross margin of 38.2 percent improved 30 basis points over second quarter 2006. Selling and administrative expense as a percentage of revenue was reduced 10 basis points, reflecting a tight control on expenses.

          "Strong inventory management programs led to further strengthening of our balance sheet in the second quarter. Inventory levels were down 1.0 percent compared to last year while accounts receivable were up 2.3 percent on revenue growth of 5.0 percent for the quarter. During the quarter, we repurchased 1.2 million shares of stock for $34.4 million and the Company ended the second quarter with a cash balance of $77.0 million."

          Krueger concluded, "Continued consumer enthusiasm for our global lifestyle brands is reflected in our order backlog which was up more than 6 percent at the end of the second quarter compared to the second quarter of 2006. On the strength of our operating results, we are increasing the Company's 2007 earnings per share estimate to $1.60 to $1.64, up from our previous estimate of $1.57 to $1.63. We are maintaining our revenue guidance with full-year 2007 revenue expected to be at the lower end of our previously announced range of $1.200 to $1.230 billion. These estimates are consistent with our stated long-term objectives of growing annual revenue in the mid to upper-single digit range and delivering double-digit earnings per share growth while investing in initiatives for the future."

          The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "Investors" in the navigation bar, and then click "Webcast" from the top navigation bar of the "Investors" page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through July 25, 2007.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company's products are carried by leading retailers in the U.S. and globally in nearly 180 countries. For additional information, please visit our website, www.wolverineworldwide.com.

- more -

2Q 2007	page 3

          This press release contains forward-looking statements, including those relating to 2007 sales and earnings, new business initiatives, corporate growth and expansion into apparel. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 16, 2007	June 17, 2006	June 16, 2007	June 17, 2006
Revenue	$250,329	$238,457	$531,381	$501,296
Cost of products sold	154,801	148,052	321,852	305,016
Gross margin	95,528	90,405	209,529	196,280

Selling and administrative expenses	71,962	68,737	153,297	144,984
Operating margin	23,566	21,668	56,232	51,296

Interest (income) expense, net	(104)	29	(795)	138
Other expense, net	332	331	172	465
	228	360	(623)	603
Earnings before income taxes	23,338	21,308	56,855	50,693

Income taxes	7,820	7,074	19,047	16,830

Net earnings	$15,518	$14,234	$37,808	$33,863

Diluted earnings per share	$.28	$.25	$.67	$.59

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	June 16, 2007	June 17, 2006
ASSETS:
Cash & cash equivalents	$77,036	$81,024
Receivables	173,437	169,519
Inventories	184,743	186,617
Other current assets	24,843	21,407
Total current assets	460,059	458,567
Plant & equipment, net	86,658	90,297
Other assets	99,965	114,441
Total Assets	$646,682	$663,305
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,730	$10,730
Accounts payable and other accrued liabilities	115,298	122,077
Total current liabilities	126,028	132,807
Long-term debt	10,735	21,467
Other non-current liabilities	34,447	38,624
Stockholders' equity	475,472	470,407
Total Liabilities & Equity	$646,682	$663,305